EXHIBIT 99.4

The undersigned, Power Technology Investment Corporation and Power Corporation of Canada, hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them.

Dated:  February 17, 2009

POWER TECHNOLOGY INVESTMENT CORPORATION

By:	/s/ PETER KRUYT
Name: Peter Kruyt
Title: President

POWER CORPORATION OF CANADA

By:	/s/ STEPHANE LEMAY
Name: Stephane Lemay
Title: Vice President and Assistant General Counsel